SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            ICN PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                     SSP - Special Situations Partners Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

This legend was not a part of the attached 13D and is filed with respect to the 13D and the exhibits attached thereto.

In the event SSP - Special Situations Partners Inc. ("SSP") determines to solicit proxies with respect to ICN Pharmaceuticals, Inc., SSP will file with the Securities and Exchange Commission (the "SEC"), and will furnish to security holders of ICN Pharmaceuticals, Inc. a proxy statement, which security holders are advised to read as it will contain important information. Security holders may obtain a free copy of such proxy statement (if and when available) and other related documents filed by SSP and ICN Pharmaceuticals, Inc. at the SEC's website at www.sec.gov. If and when available the proxy statement may also be obtained from SSP, at c/o Fidinam (Monte Carlo) SAM - Monte Carlo Palace, 7 boulevard des Moulins, MC 98000 Monaco (telephone: 377-9310-6140). SSP is also preparing a website at which, once completed, such proxy statement, if and when filed, will be available.

In the event SSP elects to solicit proxies with respect to ICN Pharmaceuticals, Inc., certain officers of SSP may be soliciting proxies from security holders of ICN Pharmaceuticals, Inc. Information concerning the participants will be set forth in the proxy statement, if and when it is filed with the SEC, and otherwise may be obtained from SSP's filings with the SEC.

                                  SCHEDULE 13D
                                 (Rule 13d-101)
                    Under the Securities Exchange Act of 1934

             INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT
            TO RULE 13d-1(a) AND AMENDMENTS THERETO FILED PURSUANT TO
                                  RULE 13d-2(a)

                               Amendment No. 5(1)

                            ICN PHARMACEUTICALS, INC.
                                (Name of Issuer)

                                  Common Stock
                         (Title of Class of Securities)

                                   44 8924 100
                                 (CUSIP Number)

Victor Lewkow, Esq.                                    Walter M. Epstein, Esq.
Cleary Gottlieb Steen & Hamilton                       Davis & Gilbert LLP
One Liberty Plaza                                      1740 Broadway
New York, NY  10006                                    New York, New York  10019
(212)  225-2000                                        (212) 468-4800

                 (Name, Address and Telephone Number of Persons
                Authorized to Receive Notices and Communications)

                                 August 24, 2000
                                 ---------------
             (Date of Event Which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-l(e), (f) or (g), check the following box |_|.

Note. Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7(b) for other parties to whom copies are to be sent.

                         (Continued on following pages)

                               (Page 1 of 4 Pages)

----------
      (1) The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

      The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 44 8924 100             SCHEDULE 13D                 Page 2 of 4 Pages
--------------------------------------------------------------------------------
1     NAMES OF REPORTING PERSONS
      I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)

      SSP - Special Situations Partners, Inc.
--------------------------------------------------------------------------------
2     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                                        (a)  |_|
                                                                        (b)  |_|
--------------------------------------------------------------------------------
3     SEC USE ONLY


--------------------------------------------------------------------------------
4     SOURCE OF FUNDS*

      WC
--------------------------------------------------------------------------------
5     CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
      TO ITEM 2(d) or 2(e)                                                   |_|

--------------------------------------------------------------------------------
6     CITIZENSHIP OR PLACE OF ORGANIZATION

      Cayman Islands
--------------------------------------------------------------------------------
                  7     SOLE VOTING POWER

                        6,734,300(1)
                        --------------------------------------------------------
  NUMBER OF       8     SHARED VOTING POWER
   SHARES
BENEFICIALLY            None
  OWNED BY              --------------------------------------------------------
    EACH          9     SOLE DISPOSITIVE POWER
  REPORTING
   PERSON               6,734,300(1)
    WITH                --------------------------------------------------------
                  10    SHARED DISPOSITIVE POWER

                        None
--------------------------------------------------------------------------------
11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

      6,734,300(1)
--------------------------------------------------------------------------------
12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
      CERTAIN SHARES*                                                        |_|


--------------------------------------------------------------------------------
13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

      8.5%(1)
--------------------------------------------------------------------------------
14    TYPE OF REPORTING PERSON*

      IV
--------------------------------------------------------------------------------

(1) See Item 5

            The Statement in Schedule 13D, dated and filed on November 15, 1999 by SSP - Special Situations Partners, Inc. ("SSP"), the reporting person, with the Securities and Exchange Commission (the "SEC") relating to the Common Stock $.01 par value per share of ICN Pharmaceuticals, Inc., as amended by (i)
Schedule 13D/A, Amendment No. 1, dated and filed by SSP with the SEC on December 6, 1999, (ii) Schedule 13D/A Amendment No. 2 dated and filed by SSP with the SEC on June 14, 2000, (iii) Schedule 13D/A Amendment No. 3 dated and filed by SSP with the SEC on June 28, 2000, and (iv) Schedule 13D/A Amendment No. 4 dated July 24, 2000 and filed with the SEC on July 27, 2000 is hereby further amended by adding thereto the information set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the
Schedule 13D, unless the context otherwise requires.

Item 4. Purpose of Transaction.

            On July 24, 2000 representatives of SSP met with the Company's Chairman and an outside director of the Company to discuss the restructuring of the Company as proposed by SSP. SSP's plan involves the splitting of the company into three completely separate and independent companies. Based on the positive reaction of Mr. Panic, Chairman and CEO of the Company, SSP believed that the meeting was constructive and that a solution supported by the Company's Board and endorsed by its stockholders was achievable. The parties agreed at the meeting on the next steps necessary to finalize the plan. Those steps are recorded in a memo to file dated July 25, 2000 by Eric Knight, Managing Director of SSP (a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference). Mr. Knight's memo to file of July 25, 2000 was forwarded to Mr. Panic at Mr. Panic's specific request on July 27, 2000.

      On July 27, 2000, Mr. Knight met with Mr. Lorello of UBS Warburg, financial advisors to the Company. By letter dated July 28, 2000 (a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference) Dr. Tito Tettamanti, Chairman of the Board of SSP, wrote to Mr. Panic informing Mr. Panic that the meeting of Mr. Knight and Mr. Lorello on July 27, 2000 had been "a waste of time" principally because Mr. Lorello refused to discuss any aspects of SSP's plan because he had not received instructions from Mr. Panic. In the letter, SSP informed Mr. Panic with respect to Mr. Panic's two major concerns with the SSP plan (i) that a telephone conversation among Mr. Knight, Mr. McDonald, the Company's corporate development director, and SSP's tax advisor confirmed that there does not appear to be any major tax difficulties in implementing SSP's plan, and (ii) that Mr. Lorello told Mr. Knight that UBS Warburg does not foresee any problem in refinancing ICN's senior debt. SSP proposed to Mr. Panic that a detailed analysis of SSP's plan be submitted to the Company's Board and that SSP's tax advisor meet with the Company's tax counsel. Dr. Tettamanti cautioned Mr. Panic that if swift, positive action were not forthcoming by the Company, including an immediate meeting between the parties, that SSP would have to further amend its 13D to indicate the lack of progress.

      By letter dated July 31, 2000 from Mr. Panic to Dr. Tettamanti (a copy of which is attached hereto as Exhibit 3 and incorporated herein by reference) Mr. Panic assured

Dr. Tettamanti that the Company is giving "serious consideration" to SSP's plan and that "if at all possible, we will do it. Should there be any problems, we will inform you. If we have any additional suggestions, we will also be in contact with you."

      On August 4, 2000, Mr. Knight was contacted by an independent Director of the Company who asked at what price SSP would sell its stock in the Company. In response, Mr. Knight called Mr. Panic and indicated that SSP was not interested in selling stock currently as SSP believes the Company is undervalued and SSP was working on a plan to maximize the stockholder value. Mr. Knight added that were the Company to be involved in a takeover situation he believed that a price of $45 to $50 would be acceptable to most stockholders. Mr. Panic said that he intended to contact his three largest stockholders to ask at what price they would sell their stock.

      On August 8, 2000 Mr. Knight informed Mr. Panic by letter including an accompanying chart (a copy of which is attached hereto as Exhibit 4 and incorporated herein by reference) of the precipitous decline in the stock of Nycomed Amersham immediately upon its announcement of its plans to float 10% of the stock of its biotech subsidiary, a plan analogous to the Company's plan to sell stock in Ribapharm.

      On August 24, 2000, following the previous day's filing by the Company of its amended Ribapharm registration statement, by letter from Dr. Tettamanti to Mr. Panic (a copy of which is attached hereto as Exhibit 5 and incorporated herein by reference), SSP emphasized its serious concern about the Company's persistence in following "the [Company's] ill conceived restructuring plan," a concern voiced by other large ICN stockholders. SSP informed Mr. Panic that by filing the amended Ribapharm registration statement and by announcing to the press that it had no plans to spin off Ribapharm that the Company had misled SSP. SSP informed Mr. Panic that SSP would file an amended 13D because SSP now believed that the statement that SSP and the Company remained in negotiations or that progress was being made on SSP's proposal appeared to be no longer correct. SSP informed the Company that in the absence of progress SSP would oppose the Ribapharm IPO by every means legally available, including litigation, if appropriate, and if necessary, may nominate a slate of directors at the next annual stockholders meeting. SSP also stated its intention to invite third parties to submit expressions of interest to acquire or merge with Ribapharm and/or ICN.

Item 7. Material to be filed as Exhibits.

      Attached hereto as Exhibit 1 is the memo to file of Eric Knight dated July 25, 2000 relating to the meeting of Eric Knight and Dr. Tito Tettamanti with Milan Panic and an independent Director of the Company, which was transmitted to Mr. Panic on July 27, 2000 at Mr. Panic's request.

      Attached hereto as Exhibit 2 is the letter of Dr. Tito Tettamanti dated July 28, 2000 to Milan Panic relating to the meeting between Eric Knight and Ben Lorello and its disappointing results.

      Attached hereto as Exhibit 3 is the letter of Milan Panic dated July 31, 2000 to Dr. Tito Tettamanti relating to the Company's continued interest in pursuing the SSP plan.

      Attached hereto as Exhibit 4 is the letter of Eric Knight dated August 8, 2000 to Milan Panic relating to Nycomed Amersham's public offering of 10% of the stock of its subsidiary AP Biotech.

      Attached hereto as Exhibit 5 is the letter of Dr. Tito Tettamanti dated August 24, 2000 to Milan Panic relating to SSP's opposing the Ribapharm IPO and amending its 13D in the absence of progress on SSP's plan.

      After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned hereby certifies that the information set forth in this statement is true, complete and correct.

Dated: August  25, 2000            SSP - SPECIAL SITUATIONS PARTNERS, INC.


                                   By: /s/ Eric Knight
                                      ------------------------------------------
                                      Name: Eric Knight
                                      Title: Managing Director

                                                                       Exhibit 1

To:         File
Subject:    Notes from meeting on 24/07/00
Attendees:  MP, JFK, TT, EK
Date:       25/07/00

--------------------------------------------------------------------------------

o MP began by announcing that the IPO of Riba was planned for the first week of September.
o     The Board of Riba would be changed and would include:
>>    Dr Smith     Chairman
>>    Dr Lau       CEO
>>    Mr Meier     COO/CFO (not Director)
>>    Dr Verling   (Chairman of Hepatology Associates)
>>    Dr Turrchten (Ares Serono)
>>    Dr Guillemin (Nobel Prize winner)
>>    Mr Kroll     (ex-Schroders)
o Aim to float 10% to 20% of share capital and to raise between $250m and $480m.
o     Agreed that we could bring in 2 or 3 directors for Riba.
o     TT replied:
a)    ICN is a sound company with more than satisfactory results.
b) Despite this the share price is grossly undervalued. Why? Two main reasons:
      1.    Market scared for Eastern Europe and Russia
      2.    Market scared of MP having absolute power
c) No proposal or IPO will have an effect on the market if these two problems are not addressed i.e. need to break up ICN into three really independent, focussed and transparent companies run by different and genuinely independent Board of Directors and management - no conflict of interest.
o     EK then repeated SSP's proposal of a restructuring into 3 parts:
      1. International (Europe + Russia). MP Chairman and CEO. Shares distributed as a dividend. Likely that emerging markets funds would be interested in such a security. MP indicated that he would like to raise approx. $300m cash for expansion and investment in Russia. No negative tax consequences.
      2. Specialty Pharma (North America & Latin America generic drugs). MP non-executive Chairman. Strong CEO to be appointed. Independent Board of Directors. Shares would be distributed to ICN shareholders as a dividend. No negative tax consequences.
      3. Biotech (Riba). What remains of ICN will be Riba with the above proposed Board of Directors and management structure. No negative tax consequences. Share with big potential for merger with Biotech company. (MP also emphasised ability to take advantage of existing tax losses.)
o MP considered solution appealing but seemed to recall that there might be a tax problem.
o MP mentioned WDR's concern that the shares of ICN International might not be well received. TT suggested that this could be overcome through a book building exercise and a period of restriction for shares held by certain large holders could be conceivable.
o MP said he would back a full break up for September if we could get it to work from a tax perspective.

o MP said the existing Prospectus of Riba could be used and adapted to new structure. Cash raised would be used to repay current debt of $600m (but Riba with $180m cash flow may easily support $600m debt).
o MP informed us that WDR suggested submitting the restructuring proposal to an EGM.
o     MP invited EK to contact WDR (Ben Lorello in NY or Doug McCutchen in
      London).
o TT and EK agreed to support MP in selling the idea to existing shareholders which MP envisaged would be the major problem.

                                                                       Exhibit 2

              [LETTERHEAD OF STERLING INVESTMENT HOLDINGS LIMITED]

Mr. Milan Panic
Chairman and CEO
ICN Pharmaceuticals Inc.
3300 Hyland Avenue
Costa Mesa, CA 92626

28 July, 2000

Dear Mr. Panic,

I presume that Mr. Lorello has briefed you concerning his meeting yesterday evening with Mr. Knight. Mr. Lorello informed Mr. Knight that he had not received instructions from you and consequently, it was all too easy for him to refuse to discuss any aspect of the plan which we formulated in Nice on Monday 24 July. This resulted in the meeting being a waste of time.

Frankly, following the positive outcome of our meeting in Nice - which was mentioned in our latest 13-D at your request - I am surprised and disappointed at your advisor's unhelpful attitude even though the position which he chose to take is (procedurally) correct. Mr. Knight postponed his return to Europe specially to meet Mr. Lorello and was also prepared to meet him in Europe had this been more convenient.

Based on the telephone conversation which Mr. Knight and Mr Alster, a tax partner at Cleary Gottlieb, had with Mr. McDonald, your corporate development director, on Tuesday 25 July, it appears that the plan which we discussed and agreed to investigate for you does not pose any major difficulties from a tax point of view. Mr. Knight was also told by Mr. Lorello that UBS Warburg does not foresee any problem in refinancing ICN's senior debt, which was the other major concern you had.

In order to take matters forward, we believe that a more detailed analysis needs to be prepared urgently for submission to the Board - preferably with input from your advisors if they are prepared to take a constructive attitude. In parallel, we would like to suggest that Mr. Alster meet with his counterpart at Fried Frank in order to establish conclusively that the proposed restructuring will be acceptable from a tax point of view.

Until now, we were convinced that you had chosen to pursue an alternative route which would benefit from support from ICN's major shareholders. Yesterday's meeting with your advisors unfortunately puts this into doubt and we will have no choice but to amend our 13-D if action is not taken swiftly to redress this. A serious working meeting needs to be arranged with your advisors for the beginning of next week in London or Monte-Carlo.

The notice of the annual shareholders meeting could be mailed any day now and it would be regrettable if shareholder reaction were to jeopardise the possibility of reaching a mutually satisfactory solution along the lines of what we were discussing in Nice.

Yours sincerely,


/s/ Tito Tettamanti

Tito Tettamanti
Chairman

                                                                       Exhibit 3

                    [Letterhead of ICN Pharmaceuticals, Inc.]

                                                July 31, 2000

Mt. Tito Tettamanti
Chairman
Sterling Investment Holdings Limited
C/o Fidinam (Monte Carlo) SAM
Monte Carlo Palace
7 Boulevard des Mavlins
Monte Carlo, 98000 Monaco

Dear Mr. Tettamanti:

      As promised, I did try to meet with Mr. Lorello, and also tried to organize a telephone conversation with him following our meeting in Nice. Our two completely different schedules prohibited us from accomplishing this, however, even though I was unable to meet with him or speak with him personally, I did leave with his assistant, verbal instructions regarding his meeting with Mr. Knight. I understand that Mr. Lorello decided to listen to the proposal and not make any commitments at the time.

      This does not mean, however, that we are not giving this serious consideration. If at all possible, we will do it. Should there be any problems, we will inform you. If we have any additional suggestions, we will also be in contact with you.

      Please be assured that your proposal is under discussion and consideration.

                                                Sincerely,


                                                /s/ Milan Panic
                                                Milan Panic

mo

                                                                       Exhibit 4

             [LETTERHEAD OF SSP - SPECIAL SITUATIONS PARTNERS INC.]

Mr Milan Panic
Chairman and CEO
ICN Pharmaceuticals Inc.
3300 Hyland Avenue
Costa Mesa, CA 92626

By fax : + 1 714 641 7228

8 August, 2000

Dear Mr Panic,

You may be interested to see the attached graph which shows what happened yesterday when Nycomed Amersham announced improved first half results and plans to float 10% of AP Biotech in the autumn.

AP Biotech is a world leader in the fields of protein purification and drug screening systems used for genomics research, one of the hottest segments of the market. Analyst estimates of the value of AP Biotech range from $ 4 billion to $ 6 billion (which is equivalent to the entire market cap of Nycomed Amersham).

There can be little doubt that the stock will be placed successfully by the underwriters, who will make money, but the shareholders of the parent have collectively lost approximately $600 million as a result of this move which was designed supposedly to unlock shareholder value.

Nycomed Amersham is unable to sell more than 10% for technical (accounting) reasons.

In a similar vein, we have no doubt as to Warburg's ability to place Ribapharm shares, subject to the Board changes which we discussed, but the real issue is the impact on ICN's share price. We remain convinced that the market price will only reflect the true value of ICN if the Company is split into three completely separate and independent companies, along the lines of what we have proposed.

It is interesting to note that Merrill Lynch also came to a similar conclusion with respect to Nycomed Amersham in its report which was published on 2 May 2000(1).

Yours sincerely


/s/ Eric Knight

Eric Knight
Managing Director

----------
(1) " We concluded from our sum of the parts valuation that a full demerger could yield a theoretical upside of greater than 20% for investors who hold shares in both businesses [ie Nycomed Amersham and AP Biotech]. This could be the best option for releasing shareholder value in the short term, albeit at the potential expense of the synergies between the groups. We believe that the most likely scenario is a partial IPO of a minority share of AP Biotech ... This option would release some shareholder value, although not as much potentially as a full demerger of AP Biotech." (page 34)

Nycomed Amersham stock price*

--------------------------------------
       Date           Time       Price
--------------------------------------
    08/04/00         13:00         696
                     14:00         706
                     15:00         696
                     16:00         703
                     17:30         698
    08/07/00         07:30         688
                     08:30         651
                     09:30         655
                     10:30         649
                     11:30         653
                     12:30         645
                     13:30         645
                     14:30         654
                     15:30         645
                     16:30         653
                     17:30         646
    08/08/00         07:30         651
                     08:30         647
                     09:30         637
                     10:30         644
                     11:30         643
                     12:30         642
--------------------------------------

* This chart is a tabulated version of a graph provided on Bloomberg.

                                                                       Exhibit 5

             [LETTERHEAD OF SSP - SPECIAL SITUATIONS PARTNERS INC.]

Mr. Milan Panic
Chairman and CEO
ICN Pharmaceuticals Inc.
3300 Hyland Avenue
Costa Mesa, CA 92626

By fax : +1 714 641 7228

24 August, 2000

Dear Mr. Panic,

Although the amended Ribapharm registration statement which was filed with the SEC yesterday came as no surprise, the fact that you have chosen to persist with the ill conceived restructuring plan announced by ICN on 15 June, with a few minor changes, is very worrying for ICN's shareholders. This has been confirmed to us by a number of ICN's largest shareholders during the course of the day.

The market gave you a very clear message when the ICN share price collapsed following your initial announcement in June and a number of large institutional shareholders have also made their dissatisfaction known to you, in private and in public. You have chosen to disregard this, but the market is not easily fooled.

In view of this situation, I would like to make the following observations:

1. The changes announced yesterday fundamentally change nothing. ICN will continue to own and control a majority of Ribapharm's stock and will consolidate the subsidiary for accounting and tax purposes. The market was hoping for a complete separation of ICN and Ribapharm, which would have given Ribapharm stock to the ICN shareholders and permitted Ribapharm to be valued on a standalone basis, but this issue is not at all resolved by yesterday's amendments.

2. The market's reaction to yesterday's announcement was, once again, entirely predictable. While the concept of highlighting a subsidiary's value to enhance the value of the parent is valid in theory, in practice this often does not work, particularly when there are other fundamental reasons for the under-valuation. Only two weeks ago, we brought to your attention the fact that the market value of Nycomed Amersham plc fell substantially on the day it announced plans to float 10% of AP Biotech - and it has fallen further since then. AP Biotech is a world leader in the fields of protein purification and drug screening systems used for genomics research, one of the hottest segments of the market, and its anticipated market capitalisation is approximately equal to that of its parent. The similarities with the ICN/ Ribapharm situation are quite striking and should have been noted.

3. When we met on 24 July, we discussed with you SSP's restructuring proposal, which involves splitting ICN into three completely separate and independent companies. Your reaction to our proposal was extremely positive and you even showed us a page from a written presentation by UBS Warburg to your Board in which they conclude that a full breakup of ICN is the path which will release maximum shareholder value. It is surprising to us that the Board is not pursuing the route which its advisors have recommended as a means to maximise shareholder value.

4. During our meeting of 24 July, you asked Mr. Knight to contact your Business Development Manager and a representative of UBS Warburg in order to explain our plan to them in detail. Based on these meetings, one by telephone with our tax advisors present and the other in person, it appears that neither tax considerations nor ICN's senior debt pose insurmountable obstacles to the implementation of our plan.

5. With regard to our plan, following our meeting of 24 July and our letter of 28 July, you confirmed to us by letter that "If at all possible we will do it. Should there be any problem, we will inform you. If we have any additional suggestions, we will also be in contact with you." During the previous week, you also asked Mr. Knight (by telephone) to state in our 13-d that we had had a constructive meeting on 24 July and that we had agreed on how to move forward. We were happy to do so, since we believed this to be true.

In light of the amended Ribapharm registration statement and the comments made to the press by Mr David Watt, ICN's representative, concerning your plans to remain

Chairman of ICN's remaining North American and Eastern European operations and there being no plans to spin off or otherwise do anything with ICN's remaining stake in Ribapharm, we believe that you have misled us.

SSP cannot mislead the market by maintaining the impression that negotiations are still under way or that progress is being made with respect to our proposal if this is not the case. Accordingly, we will now amend our 13-d to reflect this.

In the absence of progress, you should assume that we will oppose the IPO of Ribapharm by every means legally available to us, including challenging its validity in the Courts. If necessary, we may also decide to nominate a slate of directors at the next Annual Stockholders Meeting, and if so will make the appropriate filings in due course. In order to maximise shareholder value, we intend also to invite third parties to submit expressions of interest to acquire or merge with Ribapharm and / or ICN.

Yours sincerely,


/s/ Tito Tettamanti

Tito Tettamanti
Chairman